As filed with the Securities and Exchange Commission on June 7, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	27-0676603
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

875 Third Avenue

New York, NY 10022

(Address of Principal Executive Offices, Including Zip Code)

Extend Health, Inc. 2007 Equity Incentive Plan

(Full Title of the Plan)

John J. Haley

Chairman of the Board of Directors and Chief Executive Officer

Towers Watson & Co.

875 Third Avenue

New York, NY 10022

(Name and Address of Agent for Service)

Copies to:

Walter W. Bardenwerper, Esq.

Neil D. Falis, Esq.

Towers Watson & Co.

901 North Glebe Road

Arlington, Virginia 22203-1853

(703) 258-8000

William P. Mills, Esq.

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, NY 10281

(212) 504-6000

(212) 725-7550

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.01 per share	433,128 shares (1)	$58.80 (2)	$25,467,926.40 (2)	$2,918.63

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also registers such additional shares of Class A Common Stock that become available under the Extend Health, Inc. 2007 Equity Incentive Plan in order to prevent dilution resulting from stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee. The registration fee has been calculated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, based upon the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the New York Stock Exchange as of June 4, 2012, which was $58.80 per share.

INTRODUCTION

This Registration Statement on Form S-8 is filed by Towers Watson & Co., a Delaware corporation (the “Registrant”), relating to 433,128 shares of the Registrant’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), that may be issued pursuant to awards under the Extend Health, Inc. 2007 Equity Incentive Plan (the “Plan”). On May 29, 2012, pursuant to that certain Agreement and Plan of Merger (the “Merger Agreement”), dated May 11, 2012, by and among the Registrant, Sundance Merger Sub, Inc. (“Merger Sub”), Extend Health, Inc. (“Extend”) and Shareholder Representative Services, LLC as Securityholders’ Representative, Merger Sub was merged with and into Extend, with Extend surviving as an indirect wholly-owned subsidiary of the Registrant.

In accordance with the Merger Agreement, at the effective time of the Merger, the Registrant assumed each outstanding option to purchase shares of Extend common stock, par value $0.001 per share granted under the Plan that are scheduled to vest on or following July 1, 2012 (the “Options”). As a result of this assumption and in accordance with the Merger Agreement, at the effective time of the Merger, the Options were converted to options to purchase 377,614 shares of Class A Common Stock. This Registration Statement also covers 55,514 shares of Class A Common Stock available for issuance under the Plan as of the effective time of the Merger after giving effect to the exchange ratio set forth in the Merger Agreement.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information required by Part I of Form S-8 to be included in the prospectus for the Plan is omitted from this Registration Statement pursuant to Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) hereby are incorporated by reference into this Registration Statement:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2011 filed with the Commission on August 29, 2011 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 filed with the Commission on November 9, 2011 pursuant to Section 13 of the Exchange Act, the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011 filed with the Commission on February 7, 2012 pursuant to Section 13 of the Exchange Act and the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 filed with the Commission on May 9, 2012 pursuant to Section 13 of the Exchange Act.

(3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the fiscal year covered by the Annual Report referred to in (1) above.

(4) The Registrant’s registration statement on Form 8-A, filed on January 4, 2010, incorporating by reference the description of the Registrant’s Class A Common Stock included in its Registration Statement on Form S-4 (File No. 333-161705) filed with the Securities and Exchange Commission on September 3, 2009, as amended on October 19, 2009, November 4, 2009 and November 9, 2009, including any other amendments or supplements filed for the purpose of updating such descriptions;

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that also is considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is so qualified in its entirety by the information appearing in the documents incorporated herein by reference.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145(a) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

Section 145 of the Delaware General Corporation Law further provides that (1) to the extent a former or current director, officer, employee or agent of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith; (2) the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and (3) the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

The Registrant’s Second Amended and Restated Certificate of Incorporation provides that a director will not be personally liable to the corporation or the stockholders for monetary damages for breach of fiduciary duty as a

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director, except for liability (1) for any breach of the director’s duty of loyalty; (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law; or (4) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of directors and officers to the fullest extent permitted by Delaware law.

Pursuant to separate indemnification agreements with the Registrant, each executive officer and director of the Registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the Company, to the fullest extent permitted under applicable law. In addition, as permitted by Section 145(g) of the DGCL, the Company also maintains directors’ and officers’ insurance policies that insure the directors and officers of the Company against liability asserted against such persons in such capacity.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

See Exhibit Index.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

[SIGNATURES ON THE NEXT PAGE]

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Arlington, Virginia, on June 7, 2012.

TOWERS WATSON & CO.
By:	/s/ John J. Haley
Name:	John J. Haley
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Walter W. Bardenwerper, as lawful attorney-in-fact and agent with full powers of substitution and resubstitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file with the Commission any and all amendments to this Registration Statement, including any and all post-effective amendments as appropriate, and generally to do all such things in such person’s behalf, in any or all capacities stated below, in order to enable the Registrant to comply with the provisions of the Securities Act and all requirements of the Commission.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on June 7, 2012.

Signature	Title

/s/ John J. Haley John J. Haley	Chief Executive Officer, Director (Principal Executive Officer)

/s/ Roger F. Millay Roger F. Millay	Chief Financial Officer (Principal Financial Officer)

/s/ Peter L. Childs Peter L. Childs	Principal Accounting Officer and Controller (Principal Accounting Officer)

/s/ John J. Gabarro John J. Gabarro	Director

/s/ Victor F. Ganzi Victor F. Ganzi	Director

/s/ Leslie Stone Heisz Leslie Stone Heisz	Director

/s/ Brendan R. O’Neill Brendan R. O’Neill	Director

/s/ Linda D. Rabbitt Linda D. Rabbitt	Director

/s/ Gilbert T. Ray Gilbert T. Ray	Director

/s/ Paul Thomas Paul Thomas	Director

/s/ Wilhelm Zeller Wilhelm Zeller	Director

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Certificate of Incorporation of the Registrant (1)

4.2	Amended and Restated Bylaws of the Registrant (2)

5.1	Opinion of Cadwalader, Wickersham & Taft LLP

23.1	Consent of Cadwalader, Wickersham & Taft LLP (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on signature page)

99.1	Extend Health, Inc. 2007 Equity Incentive Plan

(1)	Incorporated by reference to Exhibit 3.1 to the Form S-1/A filed by the Registrant on September 13, 2010.
(2)	Incorporated by reference to Exhibit 3.1 to the Form 8-K filed by the Registrant on September 28, 2011.